Registration No. 333-_________
                                                Filed September 26, 2000


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               ---------------

                          Washington Federal, Inc.
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   (Exact Name of Registrant as specified in its Articles of Incorporation)

       Washington                                        91-1661606
-------------------------                    ---------------------------------
(State of incorporation)                     (IRS Employer Identification No.)

                              425 Pike Street
                        Seattle, Washington  98101
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      (Address of principal executive offices, including zip code)



           Washington Federal Savings Profit Sharing Retirement
                  Plan and Employee Stock Ownership Plan
------------------------------------------------------------------------------
                         (Full Title of the Plan)



Guy C. Pinkerton                         Copies to
Chairman and Chief                       Gerard L. Hawkins, Esq.
  Executive Officer                      Kenneth B. Tabach, Esq.
Washington Federal, Inc.                 Elias, Matz, Tiernan & Herrick L.L.P.
425 Pike Street                          734 15th Street, N.W.
Seattle, Washington  98101               Washington, D.C.  20005
(206) 624-7936                           (202) 347-0300
____________________________
(Name, address and telephone number of
agent for service)





                             Page 1 of 6 pages
                  Index to Exhibits is located on page 3.

                      CALCULATION OF REGISTRATION FEE

Title of                    Proposed
Securities   Amount         Maximum         Proposed Maximum    Amount of
to be        to be          Offering Price  Aggregate           Registration
Registered   Registered(1)  Per Share(3)    Offering Price(3)   Fee
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Common Stock,
par value
$1.00        300,000(2)     $20.91          $6,723,000          $1,656.07
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(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan (the "Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Washington Federal, Inc. (the "Company" or the "Registrant").

(2) Represents an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3) Estimated solely for the purpose of calculating the registration fee, which has been calculated pursuant to Rule 457(c). The Proposed Maximum Offering Price Per Share is equal to the average of the high and low sales prices of the Common Stock on the Nasdaq National Market System on September 21,2000.


                          __________________________

    This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.







                                     2


This Registration Statement registers additional securities to be issued under the Washington Federal Savings Profit Sharing Retirement Plan and Employee Stock Ownership Plan, for which a Registration Statement on Form S-8 has been filed and is effective. The contents of the Registration Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995, and the Registration Statements on Form S-8 (Commission File Nos. 333-20191 and 333-51143) filed on January 22, 1997 and April 28, 1998, to register additional shares under the Plan, are incorporated herein by reference.


Item 8.  Exhibits

    The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

    No.     Exhibit                                                  Page
    ---     -------                                                  ----

    4       Common Stock Certificate.                                  *

    23      Consent of Deloitte & Touche LLP                         E-1

    24      Power of attorney for any subsequent amendments
            (located in the signature pages of this Registration
            Statement).                                               --

    99      Washington Federal Savings Profit Sharing and
            Retirement Plan and Employee Stock Ownership Plan         **
    ______________________


    * Incorporated by reference from the Company's Registration Statement on Form 8-B, filed with the Commission on January 26, 1995.

    **      Incorporated by reference from the Company's Registration
    Statement on Form S-8 (Commission File No. 33-97900), filed with the Commission on October 10, 1995.








                                     3

                                 SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Washington on September 25, 2000.


                                      By: /s/ Guy C. Pinkerton
                                          -----------------------------
                                          Guy C. Pinkerton
                                          Chairman and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Guy C. Pinkerton his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

     Signature                  Title                  Date
--------------------        -----------       ---------------------

/s/ Kermit O. Hanson
--------------------
Kermit O. Hanson             Director            September 25, 2000


/s/ W. Alden Harris
-------------------
W. Alden Harris              Director            September 25, 2000


/s/ Anna C. Johnson
-------------------
Anna C. Johnson              Director            September 25, 2000


/s/John F. Clearman
-------------------
John F. Clearman             Director            September 25, 2000





                                     4


     Signature                  Title                     Date
--------------------        -----------           ---------------------

/s/ H. Dennis Halvorson
-----------------------
H. Dennis Halvorson          Director              September 25, 2000


/s/ Guy C. Pinkerton
--------------------
Guy C. Pinkerton             Chairman and          September 25, 2000
                             Chief Executive
                             Officer (principal
                             executive officer


/s/Richard C. Reed
------------------
Richard C. Reed              Director              September 25, 2000


/s/ Charles R. Richmond
-----------------------
Charles R. Richmond          Director              September 25, 2000


/s/ Roy M. Whitehead
--------------------
Roy M. Whitehead             Director and          September 25, 2000
                             President


/s/ Ronald L. Saper
-------------------
Ronald L. Saper              Executive Vice        September 25, 2000
                             President and Chief
                             Financial Officer
                             (principal financial
                             officer)


/s/ Joseph R. Runte
-------------------
Joseph R. Runte              Vice President        September 25, 2000
                             and Controller



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